UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2008

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Sunstone Hotel Investors, Inc. (the “Company”) announced on March 6, 2008 that Steven R. Goldman has tendered his resignation as President and Chief Executive Officer and as a director of the Company, effective March 31, 2008. Mr. Goldman will assist in the transition of his duties until March 31, 2008.

The Company also announced that the Board of Directors has appointed Robert A. Alter, age 57, as Chief Executive Officer effective March 31, 2008. Mr. Alter currently serves as the Company’s Executive Chairman, and from its founding until March 2007, he served as the Company’s Chief Executive Officer. The sections in the Company’s Proxy Statement for the fiscal year ended December 31, 2006 captioned “Proposal 1: Election of Directors” and “Certain Relationships and Related Transactions,” with respect to the information therein pertaining to Mr. Alter, are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

A press release on this subject was issued on March 6, 2008, and is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 6, 2008

99.2	Portions of the Company’s Proxy Statement on Schedule 14A filed on March 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 6, 2008	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse Chief Financial Officer